                                                                   Exhibit 10.21

                                                                  EXECUTION COPY

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE
   IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT (THE "SUBORDINATION AGREEMENT") DATED AS OF AUGUST 2,
   2004 AMONG TA SUBORDINATED DEBT FUND, L.P., TA INVESTORS II, L.P., LAMANDO
    CHARITABLE REMAINDER UNITRUST UNDER AGREEMENT DATED MAY 15, 2004, MADISON CAPITAL FUNDING LLC, AS SUBORDINATED CREDITOR, LIBMAN FAMILY HOLDINGS LLC,
      CLAYTON GRP, INC. (THE "COMPANY") AND MADISON CAPITAL FUNDING LLC, AS ADMINISTRATIVE AGENT ("ADMINISTRATIVE AGENT"), TO THE INDEBTEDNESS (INCLUDING
INTEREST) OWED BY THE COMPANY PURSUANT TO THAT CERTAIN CREDIT AGREEMENT DATED AS
   OF AUGUST 2, 2004 AMONG THE COMPANY, ADMINISTRATIVE AGENT AND THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY THERETO, AS SUCH CREDIT AGREEMENT HAS BEEN
  AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME AND TO INDEBTEDNESS REFINANCING THE INDEBTEDNESS UNDER THAT AGREEMENT AS
CONTEMPLATED BY THE SUBORDINATION AGREEMENT; AND EACH PARTY TO THIS INSTRUMENT,
  BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF
                          THE SUBORDINATION AGREEMENT.

================================================================================

                      SUBORDINATED NOTE PURCHASE AGREEMENT


                                      Among

                                CLAYTON GRP, INC.
                                   as Borrower


                                       AND


                             CLAYTON HOLDINGS, INC.
                           CLAYTON TECHNOLOGIES, INC.
                           FMSI ACQUISITION CO., INC.
                                  as Guarantors


                                       AND


                      LAMANDO CHARITABLE REMAINDER UNITRUST
                       UNDER AGREEMENT DATED MAY 15, 2004
                         TA SUBORDINATED DEBT FUND, L.P.
                              TA INVESTORS II, L.P.
                           LIBMAN FAMILY HOLDINGS LLC
                           MADISON CAPITAL FUNDING LLC
                                 as Noteholders


                           Dated as of August 2, 2004

================================================================================

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                                CLAYTON GRP, INC.

                      Subordinated Note Purchase Agreement

                           Dated as of August 2, 2004

                                TABLE OF CONTENTS

ARTICLE I - DEFINITIONS...............................................................1
     1.1.   Definitions...............................................................1
     1.2.   Accounting Terms.........................................................11

ARTICLE II - AUTHORIZATION, PURCHASE, SALE AND TERMS OF NOTES; PAYMENTS..............12
     2.1.   The Notes................................................................12
     2.2.   Purchase of the Original Notes...........................................12
     2.3.   Use of Proceeds..........................................................12
     2.4.   Payments and Endorsements................................................12
     2.5.   Redemptions and Mandatory Repurchase.....................................13
     2.6.   Default Rate of Interest.................................................14
     2.7.   Maximum Legal Rate of Interest...........................................14
     2.8.   Payment on Non-Business Days.............................................14
     2.9.   Transfer and Exchange of Notes...........................................15
     2.10.  Replacement of Notes.....................................................15
     2.11.  Other Notices............................................................15
     2.12.  Liability................................................................16

ARTICLE III - CONDITIONS TO NOTEHOLDERS' OBLIGATIONS.................................16
     3.1.   Capitalization...........................................................16
     3.2.   Senior Loan Documents....................................................16
     3.3.   Prior Debt...............................................................16
     3.4.   Related Transactions.....................................................16
     3.5.   Fees.....................................................................17
     3.6.   Delivery of Documents....................................................17
     3.7.   Representations and Warranties...........................................18
     3.8.   Use of Proceeds..........................................................18
     3.9.   Compliance with this Agreement...........................................18
     3.10.  Consummation of the Transactions.........................................18

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE NOTEHOLDERS.......................18
     4.1.   Authorization; Enforceability............................................18
     4.2.   Own Account..............................................................19
     4.3.   Investment Intent........................................................19
     4.4.   Securities Laws..........................................................19

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
     4.5.   No Broker................................................................19
     4.6.   Restrictive Legend.......................................................19

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF THE BORROWER...........................20
     5.1.   Organization.............................................................20
     5.2.   Authorization; No Conflict...............................................20
     5.3.   Validity; Binding Nature.................................................20
     5.4.   Financial Condition......................................................20
     5.5.   No Material Adverse Change...............................................21
     5.6.   Litigation...............................................................21
     5.7.   Ownership of Properties; Liens...........................................21
     5.8.   Capitalization...........................................................21
     5.9.   Pension Plans............................................................21
     5.10.  Investment Company Act...................................................22
     5.11.  Public Utility Holding Company Act.......................................22
     5.12.  Margin Stock.............................................................22
     5.13.  Taxes....................................................................22
     5.14.  Solvency.................................................................22
     5.15.  Environmental Matters....................................................23
     5.16.  Insurance................................................................23
     5.17.  Information..............................................................23
     5.18.  Intellectual Property....................................................24
     5.19.  Restrictive Provisions...................................................24
     5.20.  Labor Matters............................................................24
     5.21.  No Default...............................................................24
     5.22.  Related Agreements.......................................................24

ARTICLE VI - AFFIRMATIVE COVENANTS OF THE BORROWER...................................25
     6.1.   Information..............................................................25
     6.2.   Books; Records; Inspections..............................................27
     6.3.   Maintenance of Property; Insurance.......................................28
     6.4.   Compliance with Laws; Payment of Taxes and Liabilities...................28
     6.5.   Maintenance of Existence.................................................28
     6.6.   Employee Benefit Plans...................................................29
     6.7.   Environmental Matters....................................................29

ARTICLE VII - NEGATIVE COVENANTS OF THE BORROWER.....................................29
     7.1.   Debt.....................................................................29
     7.2.   Liens....................................................................30
     7.3.   Reserved.................................................................31
     7.4.   Restricted Payments......................................................31
     7.5.   Subsidiaries; Mergers; Consolidations; Asset Sales.......................31
     7.6.   Modification of Organizational Documents.................................32
     7.7.   Use of Proceeds..........................................................32
     7.8.   Transactions with Affiliates.............................................32
     7.9.   Inconsistent Agreements..................................................32

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

     7.10.  Business Activities......................................................32
     7.11.  Investments..............................................................32
     7.12.  Restriction of Amendments to Certain Documents...........................33
     7.13.  Fiscal Year..............................................................33
     7.14.  Financial Covenants......................................................33

ARTICLE VIII - EVENTS OF DEFAULT; REMEDIES...........................................37
     8.1.   Events of Default........................................................37
     8.2.   Remedies.................................................................38
     8.3.   Nature of Remedies.......................................................39
     8.4.   Set-Off..................................................................39
     8.5.   Distribution of Proceeds.................................................39

ARTICLE IX - MISCELLANEOUS...........................................................39
     9.1.   No Waiver; Cumulative Remedies...........................................39
     9.2.   Amendments, Waivers and Consents.........................................40
     9.3.   Addresses for Notices, Etc...............................................40
     9.4.   Costs, Expenses and Taxes................................................41
     9.5.   Assignability; Binding Agreement.........................................41
     9.6.   Payments in Respect of Notes.............................................42
     9.7.   Indemnification..........................................................42
     9.8.   Survival of Representations and Warranties...............................43
     9.9.   Prior Agreements.........................................................43
     9.10.  Severability.............................................................43
     9.11.  Governing Law............................................................43
     9.12.  Jury Waiver..............................................................43
     9.13.  Counterparts.............................................................44
     9.14.  Further Assurances.......................................................44
     9.15.  Specific Performance.....................................................44
     9.16.  Actions by Noteholders...................................................44
     9.17.  Limitation of Liability..................................................44
     9.18.  Confidentiality Agreement................................................44

ARTICLE X - GUARANTEE OF THE NOTES...................................................45

                             EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A         Form of Joinder Agreement
Exhibit B         Form of Compliance Certificate
Exhibit C         Permitted Acquisitions Conditions Precedent
Exhibit 2.1       Form of Note
Exhibit 2.2       Allocation of Note Purchase Amount

SCHEDULES

Schedule 3.3      Prior Debt
Schedule 5.6      Litigation
Schedule 5.8      Capitalization
Schedule 5.16     Insurance
Schedule 5.20     Labor Matters
Schedule 7.1      Debt
Schedule 7.2      Liens
Schedule 7.8      Transactions with Affiliates
Schedule 7.11     Investments

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

                      SUBORDINATED NOTE PURCHASE AGREEMENT

     This Subordinated Note Purchase Agreement dated as of August 2, 2004 (as amended, restated or otherwise modified and in effect from time to time, this "AGREEMENT") by and among Clayton GRP, Inc., a Delaware corporation ("BORROWER"), each of the Guarantors (as defined below), TA Subordinated Debt Fund, L.P., a Delaware limited partnership ("TA DEBT FUND" or a "NOTEHOLDER"), TA Investors II, L.P., a Delaware limited partnership ("TA INVESTORS" or a "NOTEHOLDER"), Lamando Charitable Remainder UniTrust Under Agreement Dated May 15, 2004 (a "NOTEHOLDER"), Madison Capital Funding LLC (a "NOTEHOLDER"), and Libman Family Holdings LLC (a "NOTEHOLDER" and, together with TA Debt Fund, TA Investors, Lamando Charitable Remainder UniTrust Under Agreement Dated May 15, 2004, Madison Capital Funding LLC, and their successors and assigns, "NOTEHOLDERS").

     In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                             ARTICLE I - DEFINITIONS

     1.1. DEFINITIONS. As used herein, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "ACCOUNT" shall have the meaning as defined in the UCC.

     "ACCOUNT DEBTOR" shall mean any Person who is obligated to any Borrower or any Subsidiary with respect to any Account.

     "ACQUISITION" shall mean any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Subsidiary).

     "ACQUISITION ESCROW" shall mean collectively, the "Company Escrow" and the "Escrow Deposit", as such terms are defined in the Contribution and Asset Transfer Agreement as in effect on the Closing Date, in the original aggregate amount of $20,000,000 on the Closing Date.

     "AFFILIATE" shall mean any Person that would be considered to be an affiliate of the Borrower under Rule 144 of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower was issuing securities; PROVIDED that the term "Affiliate" shall not include any Noteholder.

     "AGENT" shall mean Madison Capital Funding LLC in its capacity as administrative agent for all Senior Lenders under the Senior Credit Agreement and any successor thereto in such capacity.

     "AGREEMENT" shall mean this Agreement as amended, restated or otherwise modified and in effect from time to time.

     "APPLICABLE LAW" shall mean all laws, statutes and rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time heretofore or hereafter made upon or otherwise issued to any Noteholder by any central bank or other fiscal, monetary or other authority, whether or not having the force of law, including, without limitation, any change according to a prescribed schedule of increasing requirements.

     "BORROWER" shall have the meaning set forth in the Preamble.

     "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or public holiday or the equivalent for banks under the laws of the Commonwealth of Massachusetts.

     "CAPITAL EXPENDITURES" shall mean all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Borrower, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (b) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

     "CAPITALIZED LEASE OBLIGATION" shall mean any Debt represented by the principal portion of obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

     "CAPITAL LEASE" shall mean, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

     "CASH EQUIVALENT INVESTMENT" shall mean, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, or corporate demand notes, in each case (unless issued by a Senior Lender or its holding company) rated at least A-l by Standard & Poor's Ratings Group or P-l by Moody's Investors Service, Inc., (c) any certificate of deposit (or time deposit represented by a certificate of deposit) or banker's acceptance maturing not more than one year after such time, or any overnight Federal Funds transaction that is issued or sold by any Senior Lender (or by a commercial

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banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000) and (d) any repurchase agreement entered into with any Senior Lender (or commercial banking institution of the nature referred to in clause
(c) above) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above and
(ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Senior Lender (or other commercial banking institution) thereunder.

     "CLOSING" shall have the meaning assigned to that term in SECTION 2.2.

     "CLOSING DATE" shall have the meaning assigned to that term in SECTION 2.2.

     "COLLATERAL" shall mean all of the personal property now owned or at any time hereafter acquired by the Borrower or in which the Borrower now has or at any time in the future may acquire any right, title or interest, which secures the Liens granted to the Senior Lender pursuant to the Senior Collateral Documents.

     "COLLATERAL ACCESS AGREEMENT" shall mean an agreement in form and substance reasonably satisfactory to Agent pursuant to which a mortgagee or lessor of real property on which Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of Inventory or other property owned by Borrower or any Subsidiary, acknowledges the Liens of Agent and waives any Liens held by such Person on such property, and, in the case of any such agreement with a mortgagee or lessor, permits Agent reasonable access to and use of such real property during the continuance of an Event of Default to assemble, complete and sell any Collateral stored or otherwise located thereon.

     "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit B.

     "COMPUTATION PERIOD" shall mean (i) with respect to SECTIONS 7.14.3 and 7.14.4, each period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter and (ii) with respect to SECTIONS 7.14.1 and 7.14.6, each of the following periods: (a) the Fiscal Quarter ending September 30, 2004; (b) the period of two consecutive Fiscal Quarters ending December 31, 2004; (c) the period of three consecutive Fiscal Quarters ending March 31, 2005; and (d) each period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter thereafter.

     "CONSOLIDATED" OR "CONSOLIDATED" shall mean with respect to any term defined herein that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with GAAP.

     "CONSOLIDATED NET INCOME" shall mean, with respect to Borrower and the Subsidiaries for any period, the consolidated net income (or loss) of Borrower and the Subsidiaries for such period, EXCLUDING any gains or non-cash losses from Dispositions, any extraordinary gains or extraordinary non-cash losses and any gains or non-cash losses from discontinued operations.

     "CONTINGENT OBLIGATION" shall mean any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation in respect of any Contingent Obligation shall (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, obligation or other liability supported thereby.

     "CONTINGENT PAYMENTS" shall mean the "Contingent Payments" as defined in the Contribution and Asset Transfer Agreement as in effect on the Closing Date.

     "CONTRIBUTION AND ASSET TRANSFER AGREEMENT" shall mean that certain Contribution and Asset Transfer Agreement by and among Clayton Holdings, Inc., the Borrower, Clayton Services, Inc., First Madison, Inc., and each of the other corporations and the Stockholders and Investors named therein.

     "CONTROLLED GROUP" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the IRC or Section 4001 of ERISA.

     "DEBT" of any Person shall mean, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person, (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person (including the Letters of Credit), (f) all Hedging Obligations of such Person, (g) all Contingent Obligations of such Person, (h) all indebtedness of any partnership of which such Person is a general partner, and (i) all obligations of such Person under any synthetic lease transaction, where such obligations are considered borrowed money indebtedness for tax purposes but the transaction is classified as an operating lease in accordance with GAAP; provided, however, that Debt shall not include the Acquisition Escrow or the obligations relating to the repurchase of a Loan Party's preferred stock.

     "DEFAULT" shall mean any event that, if it continues incurred, will, with the lapse of time or the giving of notice or both, constitute an Event of Default.

     "DISPOSITION" means, as to any asset or right of the Borrower or any Subsidiary, (a) any sale, lease, assignment or other transfer (other than to the Borrower or any Subsidiary), (b) any loss, destruction or damage thereof, or (c) any actual or threatened condemnation, confiscation, requisition, seizure or taking thereof, in each case excluding (i) assets subject to a Disposition which are replaced within 180 days with assets performing the same or a similar function, and (ii) the sale or other transfer of Inventory in the ordinary course of business.

     "DISTRIBUTION" means (a) dividends or other distributions on any equity interests of the Borrower, (b) the redemption, repurchase or acquisition of such equity interests or of warrants, rights or other options to purchase such equity interest; and (c) loans and advances made to any equity interest holder of the Borrower.

     "EBITDA" shall mean, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income, Interest Expense, income tax expense, depreciation and amortization for such period, plus or minus any other non-cash charges or gains which have been subtracted or added in calculating Consolidated Net Income for such period.

     "ENVIRONMENTAL CLAIMS" shall mean all claims, however, asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or any Person or property.

     "ENVIRONMENTAL LAWS" shall mean all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to any matter arising out of or relating to health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, release, control or cleanup of any Hazardous Substance.

     "ERISA" shall mean part 6 subtitle B of title I of the Employee Retirement Income Security Act of 1974, as amended.

     "EVENT OF DEFAULT" shall mean any of the events described in SECTION 8.1.

     "FEE LETTERS" shall mean (i) that certain letter agreement dated as of July 15, 2004 by Agent and acknowledged by Borrower, as amended, restated or otherwise modified from time to time and (ii) that certain fee letter dated on or about July 16, 2004 by JPMorgan Chase Bank and acknowledged by Borrower, as amended, restated or otherwise modified from time to time.

     "FISCAL QUARTER" shall mean a fiscal quarter of a Fiscal Year.

     "FISCAL YEAR" or "FISCAL YEAR" shall mean the fiscal year of the Borrower and its Subsidiaries, which period shall be the 12-month period ending on December 31 of each year.

     "FIXED CHARGE COVERAGE RATIO" shall mean, for any Computation Period, the ratio of (a) the total for such period of EBITDA minus the sum of all income taxes and tax distributions described in SECTION 7.4 paid by Borrower and the Subsidiaries and all Capital Expenditures TO (b) the sum for such period of (i) Interest Expense paid in cash by Borrower and the Subsidiaries plus (ii) the sum of (x) scheduled payments of principal of Funded Debt (including the Term Loans but excluding the Revolving Loans) and (y) Contingent Payments to the extent such Contingent Payments are not paid with proceeds of the Acquisition Escrow.

     "FUNDED DEBT" shall mean, as to any Person, all Debt of such Person that matures more than one year from the date of its creation (or is renewable or extendible, at the option of such Person, to a date more than one year from such date).

     "GAAP" or "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" shall mean principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (b) consistently applied with past financial statements of the Borrower adopting the same principles; PROVIDED that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

     "GUARANTOR" shall mean, collectively, Clayton Holdings, Inc. and each Subsidiary of the Borrower party to this Agreement and each other Person which guarantees the Obligations of the Borrower under the Subordinated Notes Documents, including through the delivery of a joinder attached hereto in the form of Exhibit A.

     "HAZARDOUS SUBSTANCES" shall mean hazardous waste, hazardous substance, pollutant, contaminant, toxic substance, oil, hazardous material, chemical or other substance regulated by any Environmental Law.

     "HEDGING OBLIGATION" shall mean, with respect to any Person, any liability of such Person under any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

     "INTELLECTUAL PROPERTY" shall mean all patent, copyright, trade secret, trademark, trade name, service mark, Internet domain name, logo or other mark or logo, or other proprietary rights or valid licenses thereof.

     "INVENTORY" shall have the meaning as defined in the UCC.

     "INTEREST EXPENSE" shall mean, for any period, the consolidated interest expense of Borrower and the Subsidiaries for such period (including all imputed interest on Capital Leases).

     "INVESTMENT" shall mean (a) the purchase of any debt or equity security of any Person, (b) the making of any loan or advance to any Person, (c) becoming obligated with respect to a Contingent Obligation in respect of obligations of any Person (other than travel and similar advances to employees in the ordinary course of business) or (d) the making of an Acquisition.

     "IRC" means the Internal Revenue Code of 1986, as amended.

     "LETTERS OF CREDIT" shall mean the letters of credit issued pursuant to the Senior Credit Agreement.

     "LIEN" shall mean, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charger or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

     "LOAN PARTY" shall mean Clayton Holdings, Inc., the Borrower, and each Subsidiary.

     "LOANS" means Revolving Loans and Term Loans.

     "MANDATORY REPURCHASE EVENT" shall mean the occurrence of any one of any of the following events: (i) any merger or consolidation of Clayton Holdings, Inc. or the Borrower with or into another corporation in which less than a majority of the outstanding voting power of the surviving or consolidated corporation immediately following such event is held by persons or entities who were stockholders of Clayton Holdings, Inc. or the Borrower, as applicable, immediately prior to such event; (ii) any sale, license or transfer of all or substantially all of the properties and assets of Clayton Holdings, Inc. or the Borrower and any of their subsidiaries; (iii) any acquisition by any person (or group of affiliated or associated persons) of beneficial ownership of a majority of the equity of Clayton Holdings, Inc. or the Borrower (whether or not newly-issued shares) in a single transaction or a series of related transactions; (iv) any redemption or repurchase of shares representing a majority of the outstanding voting power of Clayton Holdings, Inc. or the Borrower, (with the exception of a redemption pursuant to Section A.4(b) or A.5(a) of the Amended and Restated Certificate of Incorporation of Clayton Holdings, Inc.); (v) any other change of control of 50% or more of the outstanding voting power of Clayton Holdings, Inc. or the Borrower; (vi) the initial public offering of Common Stock of Clayton Holdings, Inc. or the Borrower pursuant to an effective registration statement under the Securities Act in a transaction that does not constitute a QPO (as defined in Section A.6(b) of the Amended and Restated Certificate of Incorporation of Clayton Holdings, Inc.); or (vii) any liquidation, dissolution, or winding up of Clayton Holdings, Inc. or the Borrower, whether voluntary or involuntary.

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     "MARGIN STOCK" shall mean any "margin stock" as defined in Regulation T, U, or X of the Board of Governors of the Federal Reserve System or any successor thereof.

     "MATERIAL ADVERSE EFFECT" shall mean (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business, properties or prospects of Loan Parties taken as a whole or (b) a material impairment of the ability of any Loan Party to perform any of its Obligations under any Subordinated Notes Document.

     "MEZZANINE SUBORDINATION AGREEMENT" shall mean the Subordination and Intercreditor Agreement dated as of even date herewith by and among TA Debt Fund, TA Investors, Lamando Charitable Remainder UniTrust Under Agreement Dated May 15, 2004, Madison Capital Funding LLC, Libman Family Holdings LLC, Borrower, and Agent.

     "MULTIEMPLOYER PENSION PLAN" shall mean a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which Borrower or any member of the Controlled Group may have any liability.

     "NOTEHOLDER" and "NOTEHOLDERS" shall mean a Person or Persons who hold a Note or Notes issued pursuant to this Agreement, including successors and assigns of such persons.

     "NOTES" shall have the meaning assigned to that term in SECTION 2.1.

     "OBLIGATIONS" means all now existing or hereafter arising debts, obligations, covenants, and duties of payment or performance of every kind, matured or unmatured, direct or contingent, owing, arising, due, or payable to the Noteholders, by or from the Borrower, whether existing on the date of this Agreement or arising thereafter, whether arising out of this Agreement or any other Subordinated Notes Document, including, without limitation, all obligations to repay principal of and interest on all the Loans, and to pay interest, fees, costs, charges, expenses, professional fees, and all sums chargeable to the Borrower, under the Subordinated Notes Documents, whether or not evidenced by any note or other instrument.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of the functions under ERISA.

     "PENSION PLAN" shall mean a "pension plan", as such term is defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Pension Plan), and to which the Borrower or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

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     "PERSON" shall mean any individual, corporation, partnership, limited liability company, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     "PRIOR DEBT" shall mean the Debt listed on SCHEDULE 3.3.

     "PRO FORMA EBITDA" shall mean, with respect to any Target acquired in an Acquisition, EBITDA for such Target for the most recent twelve (12) month period for which financial statements are made available to Noteholders at the time of determination thereof, adjusted by extraordinary expenses, increased costs, identifiable and verifiable expense reductions and excess management compensation, if any, in each case calculated by Borrower and approved by Noteholders.

     "PROPERTY" shall mean any interest in any kind or property or asset, whether real, personal or mixed, or tangible or intangible.

     "REGISTRATION RIGHTS AGREEMENT" shall mean that certain Registration Rights Agreement entered into in connection with the Contribution and Asset Transfer Agreement.

     "RELATED AGREEMENTS" shall mean the Contribution and Asset Transfer Agreement, Stock Purchase Agreement, the Stockholders Agreement, the Registration Rights Agreement, and the Senior Loan Documents.

     "RELATED TRANSACTIONS" shall mean the transactions contemplated by the Related Agreements.

     "REVOLVING LOANS" shall mean the revolving loans made under the Senior Loan Documents.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

     "SELLER SUBORDINATION AGREEMENT" means the Subordination and Intercreditor Agreement dated as of even date herewith by and among Sellers, Borrower, and Agent.

     "SELLER SUBORDINATED DEBT" means Debt in an aggregate amount not to exceed $20,000,000 related to the "Contingent Payments" as defined in the Contribution and Asset Transfer Agreement as in effect on the date hereof.

     "SELLERS" shall mean First Madison Services, Inc., Clayton Services, Inc., the "Clayton Subsidiaries" (as defined in the Contribution and Asset Transfer Agreement), Stephen M. Lamando, Brian Kramer, Peter Krell and the "Other Stockholders" (as defined in the Contribution and Asset Transfer Agreement).

     "SENIOR COLLATERAL DOCUMENTS" shall mean the following documents entered into by the Borrower, as appropriate, in connection with the Senior Credit
Agreement: the

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Guarantee and Collateral Agreement, each Mortgage, each Collateral Access
Agreement, and each other agreement or instrument pursuant to or in connection with which the Borrower, any Subsidiary, or any other Person grants Collateral to Agent for the benefit of the Senior Lenders, each as amended, restated or otherwise modified from time to time.

     "SENIOR CREDIT AGREEMENT" shall mean that certain Credit Agreement by and among the Borrower, the financial institutions party thereto from time to time, and Madison Capital Funding LLC, as administrative agent, as amended, restated, or modified and in effect from time to time.

     "SENIOR DEBT" shall mean all Funded Debt of the Borrower and the Subsidiaries, determined on a consolidated basis, other than Subordinated Debt.

     "SENIOR DEBT TO EBITDA RATIO" shall mean, as of the last day of any Fiscal Quarter, the ratio of (i) Senior Debt as of such day to (ii) EBITDA for the Computation Period ending on such day; provided that, notwithstanding anything to the contrary, for the Computation Periods ending December 31, 2003, March 31, 2004 and June 30, 2004, EBITDA shall be deemed $3,441,000, $5,371,000 and
$6,162,000, respectively.

     "SENIOR LENDER" shall mean the Lenders under the Senior Credit Agreement.

     "SENIOR LOAN DOCUMENTS" shall mean the Senior Credit Agreement, the Senior Notes, the Letters of Credit, the Senior Collateral Documents, the Fee Letters, and all documents, instruments and agreements delivered in connection with the foregoing, all as amended, restated or otherwise modified from time to time.

     "SENIOR NOTES" shall mean the notes issued pursuant to the Senior Credit Agreement.

     "SPONSOR" shall mean TA Associates, Inc.

     "STOCK PURCHASE AGREEMENT" shall mean that certain Stock Purchase Agreement by and among Clayton Holdings, Inc. and the Investors named therein of even date herewith.

     "STOCKHOLDERS AGREEMENT" shall mean that certain Stockholders Agreement entered into in connection with the Contribution and Asset Transfer Agreement.

     "SUBORDINATED DEBT" means (a) debt or other obligations of the Borrower under the Subordinated Note Documents, (b) the Seller Subordinated Debt and (c) any other unsecured Debt of the Borrower which has subordination terms, covenants, pricing and other terms which have been approved in writing by Required Lenders under the Senior Credit Agreement.

     "SUBORDINATED NOTES DOCUMENTS" shall mean this Agreement and the Notes.

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     "SUBSIDIARY" shall mean, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, such number of outstanding shares or other equity interests as to have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of Borrower.

     "TARGET" shall mean the Person, or business or substantially all of the assets of a Person, acquired in an Acquisition.

     "TERM LOANS" shall mean the Term A Loans made under the Senior Loan Documents.

     "TOTAL DEBT" shall mean all Funded Debt of Borrower and the Subsidiaries, determined on a consolidated basis.

     "TOTAL DEBT TO EBITDA RATIO" shall mean, as of the last day of any Fiscal Quarter, the ratio of (a) Total Debt as of such day to (b) EBITDA for the Computation Period ending on such day; provided that, notwithstanding anything to the contrary, for the Computation Periods ending December 31, 2003, March 31, 2004 and June 30, 2004, EBITDA shall be deemed $3,441,000, $5,371,000 and
$6,162,000, respectively.

     "UCC" means the Uniform Commercial Code as in effect on the date hereof AND from time to time in the Commonwealth of Massachusetts, PROVIDED that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

     "WHOLLY-OWNED SUBSIDIARY" shall mean, as to any Person, another Person all of the equity interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person.

     1.2. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data submitted pursuant to this Agreement and all financial tests to be calculated in accordance with this Agreement shall be prepared and calculated in accordance with GAAP. All financial tests relating to the Borrower or any of its Subsidiaries shall be calculated with respect to the Borrower and its Subsidiaries on a consolidated basis.

                                       11
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     ARTICLE II - AUTHORIZATION, PURCHASE, SALE AND TERMS OF NOTES; PAYMENTS

     2.1. THE NOTES. The Borrower has authorized the issuance of senior subordinated notes due August 2, 2010 in the aggregate original principal amount of Twenty Million Dollars ($20,000,000). The senior subordinated notes shall be in the form set forth as EXHIBIT 2.1 attached hereto and are herein referred to individually as a "NOTE" and collectively as the "NOTES", which terms shall also include any notes delivered in exchange or replacement therefor. The Notes shall
(a) be payable on August 2, 2010 and (b) bear interest compounded quarterly (based on a 360-day year of twelve 30-day months) on the unpaid principal amount thereof until due at the rate of twelve percent (12%) per annum, payable in cash quarterly in arrears on May 15, August 15, November 15 and February 15 in each year, commencing August 15, 2004, and at maturity or prior prepayment of the Notes in full. The Borrower has authorized the issuance to the Noteholders of the Notes.

     2.2. PURCHASE OF THE ORIGINAL NOTES. Subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, the Noteholders agree to purchase Notes from the Borrower in the aggregate principal amount of Twenty Million Dollars ($20,000,000), as set forth opposite each Noteholders' name on EXHIBIT 2.2 attached hereto, at a closing (the "CLOSING") to be held at the offices of Goodwin Procter LLP, located at Exchange Place, 53 State Street, Boston, MA, at 10:00 a.m. Boston time, or at such other time and place as the parties hereto agree, on the date on which this Agreement is executed and delivered and upon satisfaction of the conditions described in
Article III (the "CLOSING DATE"). At the Closing, the Borrower will issue the Notes to the Noteholders, payable to the Noteholders or their registered assigns, against receipt of immediately available funds by wire transfer to an account or accounts designated by the Borrower prior to the Closing in the amount set forth on EXHIBIT 2.2 (or in such other manner as is set forth on EXHIBIT 2.2).

     2.3. USE OF PROCEEDS. The Borrower agrees to use the full proceeds of the Note to consummate the transactions contemplated by the Contribution and Asset Transfer Agreement.

     2.4.   PAYMENTS AND ENDORSEMENTS.

                  (a) Payments of principal, interest and premium, if any, on the Notes shall be made without set off or counterclaim, directly by wire transfer to an account designated in writing by each Noteholder, without any presentment or notation of payment, except that prior to any transfer of any Note, the holder thereof shall endorse on such Note a record of the date to which interest has been paid and all payments made on account of principal of such Note. All payments and prepayments of principal of, and interest on, the Notes shall be applied (to the extent thereof) to all of the Notes PRO RATA based on the principal amount outstanding and held by each holder thereof.

                  (b) Anything herein to the contrary notwithstanding, if any changes in present or future Applicable Law shall impose on the Borrower any obligation

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

with respect to any amount payable by it hereunder or under any of the other Related Agreements to withhold or deduct any taxes, levies, imposts, duties, charges, fees, deductions or withholdings, the Borrower will pay to the Noteholders, on the date on which such amount is due and payable under the Subordinated Notes Documents, such additional amount in United States Dollars as shall be necessary to enable the Noteholders to receive the same net amount which the Noteholders would have received on such due date if no such obligation had been imposed upon the Borrower.

                  (c) The obligations of the Borrower under this SECTION 2.4 shall survive the payment in full of all amounts due hereunder or under the Notes.

     2.5.   REDEMPTIONS AND MANDATORY REPURCHASE.

            2.5.1. REQUIRED REDEMPTION. On the stated or accelerated maturity of the Notes, the Borrower will pay the principal amount of the Notes then outstanding together with all accrued and unpaid interest thereon. No redemption of less than all of the Notes shall affect the obligation of the Borrower to make the redemption required by this sub-section.

            2.5.2. OPTIONAL REDEMPTIONS. In addition to the redemption of the Notes required under SUB-SECTION 2.5.1, the Borrower may at any time voluntarily redeem the Notes, in whole or in part (in integral multiples of Five Hundred Thousand Dollars ($500,000)), together with all accrued and unpaid interest on the amount so redeemed through the date of redemption, at a redemption price equal to:

                  (a) if such voluntary redemption, including a redemption pursuant to SUB-SECTION 2.5.4, occurs on or prior to the first (1st) anniversary of this Agreement, one hundred six percent (106%) of the sum of the principal amount to be redeemed plus any accrued but unpaid interest thereon;

                  (b) if such voluntary redemption, including a redemption pursuant to SUB-SECTION 2.5.4, occurs after the first (1st) anniversary of this Agreement but on or prior to the second (2nd) anniversary of this Agreement, one hundred four percent (104%) of the sum of the principal amount to be redeemed plus any accrued but unpaid interest thereon;

                  (c) if such voluntary redemption, including a redemption pursuant to SUB-SECTION 2.5.4, occurs after the second (2nd) anniversary of this Agreement but on or prior to the third (3rd) anniversary of this Agreement, one hundred two percent (102%) of the sum of the principal amount to be redeemed plus any accrued but unpaid interest thereon; or

                  (d) if such voluntary redemption, including a redemption pursuant to SUB-SECTION 2.5.4 occurs after the third (3rd) anniversary of this Agreement, the sum of the principal amount to be redeemed plus any accrued but unpaid interest thereon.

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

            2.5.3. NOTICE OF REDEMPTIONS; PRO RATA REDEMPTIONS. Written notice of any redemption pursuant to SUB-SECTION 2.5.1 or SUB-SECTION 2.5.2 shall be given to all holders of the Notes at least thirty (30) Business Days prior to the date of any such redemption. Each redemption of the Notes pursuant to SUB-SECTIONS 2.5.1 AND 2.5.2 shall be made so that the Notes then held by each holder shall be redeemed in a principal amount which shall bear the same ratio to the total unpaid principal amount being redeemed on all the Notes as the unpaid principal amount of the Notes then held by such holder bears to the aggregate unpaid principal amount of the Notes then outstanding.

            2.5.4. MANDATORY REPURCHASE OF NOTES. As soon as possible, and in any event within five (5) Business Days after the occurrence of a Mandatory Repurchase Event, the Borrower shall furnish to each Noteholder written notice setting forth in reasonable detail the facts and circumstances underlying such Mandatory Repurchase Event. The occurrence of any such Mandatory Repurchase Event shall constitute an irrevocable offer by the Borrower to purchase all of the Notes held by such Noteholder at one hundred percent (100%) of the principal amount thereof, on a date to be specified by the Borrower, which date shall be not less than thirty (30) days nor more than ninety (90) days after the occurrence of such Mandatory Repurchase Event, together with all accrued and unpaid interest on the amount so purchased through the date of purchase and together with any amounts otherwise payable pursuant to SUB-SECTION 2.5.2. Following receipt of any offer to purchase the Notes hereunder, each Noteholder shall advise the Borrower, by written notice, within ten (10) Business Days after receipt of such offer, as to whether it desires to sell all or any of the Notes, as applicable, held by it (in integral multiples of Five Hundred Thousand Dollars ($500,000)), specifying the principal amount of the Notes to be sold by it. If a Noteholder accepts such offer but does not specify an amount it wishes to receive, it will be deemed to have elected to sell all of the Notes held by it. If a Noteholder fails to respond to such offer by the Borrower within the ten (10) Business Day acceptance period, such offer shall expire in accordance with its terms.

     2.6. DEFAULT RATE OF INTEREST. If an Event of Default has occurred and is continuing, from and after the date such Event of Default has occurred the entire outstanding unpaid principal balance of the Notes and any unpaid interest from time to time in default shall bear interest, payable on demand in cash, at the rate of fourteen percent (14%) per annum, compounded quarterly, or such lower rate as then may be the maximum rate permitted by applicable law; provided, however, that upon the cessation or cure of such Event of Default, if no other Event of Default is then continuing, the Notes shall again bear interest at the rate of twelve percent (12%) per annum as set forth in SECTION 2.1.

     2.7. MAXIMUM LEGAL RATE OF INTEREST. Nothing in this Agreement or in the Notes shall require the Borrower to pay interest at a rate in excess of the maximum rate permitted by applicable law.

     2.8. PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made shall be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest due.

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     2.9.   TRANSFER AND EXCHANGE OF NOTES. The holder of any Note, as applicable, may, prior to maturity or prepayment thereof, surrender such Note at the principal office of a Borrower for transfer or exchange. Any holder desiring to transfer or exchange any Note shall first notify the Borrower in writing at least five (5) days in advance of such transfer or exchange. Within a reasonable time after such notice to the Borrower from a holder of its intention to make such exchange and without expense (other than transfer taxes, if any) to such holder, the Borrower shall issue in exchange therefor another Note in denominations of One Hundred Thousand Dollars ($100,000) and multiples thereof, except in the case of a Note for the balance of the aggregate amount of the Note, or Notes so transferred which shall be in a minimum denomination of One Hundred Thousand Dollars ($100,000), all as requested by the holder, for the same aggregate principal amount, as of the date of such issuance, as the unpaid principal amount of the Note or Notes so surrendered and having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note or Notes so surrendered (provided that no minimum shall apply to a liquidating distribution of Notes to investors in a Noteholder and any Notes so distributed may be subsequently transferred by such investor and its successors in the original denomination thereof without restriction under this sentence). Each new Note shall be made payable to such Person or Persons, or assigns, as the holder of such surrendered Note may designate, and such transfer or exchange shall be made in such a manner that no gain or loss of principal or interest shall result therefrom. The Borrower shall have no obligation hereunder or under any Note to any person other than the registered holder of each such Note. Notwithstanding anything to the contrary contained herein, no Noteholder shall be permitted to transfer any of its Notes unless such Noteholder's transferee has agreed in writing to be bound by the terms of this Agreement and the other Subordinated Notes Documents and the Mezzanine Subordination Agreement to which such Noteholder is a party, including the representations and warranties set forth in Article IV hereof.

     2.10. REPLACEMENT OF NOTES. Upon receipt of evidence satisfactory to the Borrower of the loss, theft, destruction or mutilation of any Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Borrower, or, in the case of any such mutilation, upon surrender and cancellation of such Note, the Borrower will issue a new Note of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note; provided, however, if any Note of which a Noteholder, its nominee, or any of its partners is the holder is lost, stolen or destroyed, the affidavit of an authorized partner or officer of the holder setting forth the circumstances with respect to such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnification bond or other security shall be required as a condition to the execution and delivery by the Borrower of a new Note in replacement of such lost, stolen or destroyed Note other than the holders written agreement to indemnify the Borrower.

     2.11. OTHER NOTICES. So long as any Notes are outstanding, the Borrower shall provide written notice to each Noteholder at least thirty (30) Business Days prior to the occurrence or closing of a Mandatory Repurchase Event or a public offering of securities by the Borrower setting forth in reasonable detail the facts and circumstances underlying such Mandatory Repurchase Event or public offering.

     2.12. LIABILITY. The Borrower hereby agrees that it is liable for the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed by it or hereafter owing by it to any Noteholder. The Borrower agrees that its obligation hereunder shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this SECTION 2.12 shall be absolute and unconditional, irrespective of, and unaffected by:

            2.12.1. the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Subordinated Notes Document or any other agreement, document or instrument to which the Borrower is or may become a party;

            2.12.2. the absence of any action to enforce this Agreement (including this Section 2.12) or any other Subordinated Notes Document or the waiver or consent with respect to any of the provisions thereof;

            2.12.3. the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by any Noteholder in respect thereof (including the release of any such security);

            2.12.4. the insolvency of any Noteholder; or

            2.12.5. any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

              ARTICLE III - CONDITIONS TO NOTEHOLDERS' OBLIGATIONS

     The obligation of each Noteholder to purchase its Notes hereunder is subject to the following conditions precedent, all or any of which may be waived by the unanimous written agreement of the Noteholders:

     3.1. CAPITALIZATION. Borrower has received cash equity contributions (which may include escrow and/or restricted cash) from Sponsor and its Affiliates in an amount not less than $80,000,000.

     3.2. SENIOR LOAN DOCUMENTS. Borrower has executed and delivered, as appropriate, the Senior Loan Documents and has in place with the Agent the Senior Credit Agreement under which the Borrower is able to borrow up to $10,000,000 in Revolving Loans on the Closing Date.

     3.3. PRIOR DEBT. The Prior Debt has been (or concurrently with the initial borrowing will be) paid in full.

     3.4. RELATED TRANSACTIONS. Borrower has completed (or concurrently with the purchase of Notes hereunder will complete) the Related Transactions in accordance with

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the terms of the Related Agreements (without any amendment thereto or waiver thereunder unless consented to by the Noteholders).

     3.5. FEES. Borrower shall have paid all fees, costs and expenses due and payable on the Closing Date.

     3.6. DELIVERY OF DOCUMENTS. Borrower shall have delivered the following documents in form and substance satisfactory to the Noteholders (and, as applicable, duly executed and dated the Closing Date or an earlier date satisfactory to Noteholders):

            3.6.1.  AGREEMENT. This Agreement.

            3.6.2. NOTES. Notes for each Noteholder purchasing a Note hereunder.

            3.6.3. SENIOR LOAN DOCUMENTS. The Senior Loan Documents and all instruments, documents, certificates and agreements executed or delivered pursuant thereto (including intellectual property assignments and pledged Collateral, with undated irrevocable transfer powers executed in blank).

            3.6.4. LIEN SEARCHES. Copies of Uniform Commercial Code search reports listing all effective financing statements filed against any Loan Party, with copies of such financing statements.

            3.6.5. PAYOFF; RELEASE. Payoff letters evidencing repayment in full of all Prior Debt, termination of all agreements relating thereto and the release of all Liens granted in connection therewith, with Uniform Commercial Code or other appropriate termination statements and documents effective to evidence the foregoing.

            3.6.6. LETTER OF DIRECTION. A letter of direction containing funds flow information, with respect to the proceeds of the Notes on the Closing Date.

            3.6.7.  AUTHORIZATION DOCUMENTS. For each Loan Party, such Person's
(i) charter (or similar formation document), certified by the appropriate governmental authority, (ii) good standing certificates in its state of incorporation (or formation) and in each other state requested by Agent, (iii) bylaws (or similar governing document), (iv) resolutions of its board of directors (or similar governing body) approving and authorizing such Person's execution, delivery and performance of the Subordinated Notes Documents to which it is party and the transactions contemplated thereby, and (v) signature and incumbency certificates of its officers executing any of the Subordinated Notes Documents, all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification.

            3.6.8. INSURANCE. Certificates or other evidence of insurance in effect as required by SECTION 6.3(b).

            3.6.9. FINANCIALS. The financial statements, projections and pro forma balance sheet of Borrower described in SECTION 5.4.

            3.6.10. CONSENTS. Evidence that all necessary consents, permits and approvals (governmental or otherwise) required for the execution, delivery and performance by Borrower of the Subordinated Notes Documents and the Related Transactions have been duly obtained and are in full force and effect.

           3.6.11. CERTIFIED DOCUMENTS. Copies of the Related Agreements (including a consent to the collateral assignment of rights and indemnities under the appropriate Related Agreements in favor of Agent and Senior Lenders) certified by Borrower's secretary or an assistant secretary (or similar officer) as being in true, accurate and complete.

            3.6.12. OTHER DOCUMENTS. Such other certificates, documents and agreements as any Noteholder may reasonably request.

     3.7. REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Borrower and its Subsidiaries set forth in Article V hereof shall be true and correct in all respects at the time of, and immediately after giving effect to, the purchase of the Notes.

     3.8. USE OF PROCEEDS. The Borrower shall have used, or simultaneously with the Closing shall use, funds from the sale of the Notes for the purposes described in SECTION 2.3.

     3.9. COMPLIANCE WITH THIS AGREEMENT. The Borrower shall have performed and complied with all of their agreements and satisfied the conditions set forth or contemplated herein that are required to be performed or complied with or satisfied by it on or before the Closing Date.

     3.10. CONSUMMATION OF THE TRANSACTIONS. The transactions contemplated by the Related Agreements shall have been consummated.

         ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE NOTEHOLDERS

     Each Noteholder, for itself only, hereby represents and warrants, which representations and warranties shall survive the closing, that:

     4.1. AUTHORIZATION; ENFORCEABILITY. Noteholder has duly authorized, executed and delivered this Agreement and such of the Related Agreements as require execution by such Noteholder, and each constitutes the valid and binding obligation of such Noteholder enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

                                       18
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     4.2.   OWN ACCOUNT. Such Noteholder is acquiring the Notes for its own account, and not as nominee or agent.

     4.3. INVESTMENT INTENT. The Notes are being and will be acquired for the purpose of investment and not with a view to distribution or resale thereof; subject, nevertheless, to the condition that, except as otherwise provided herein and subject to compliance with applicable securities laws, the disposition of the property of such Noteholder shall at all times be within its control. Such Noteholder was not formed solely for the purpose of making an investment in the Borrower or its Subsidiaries.

     4.4. SECURITIES LAWS. Such Noteholder understands that it must bear the economic risk of its investment for an indefinite period of time because the Notes are not, and will not be, registered under the Securities Act or any applicable state securities laws, except as may be provided in this Agreement, and may not be resold unless subsequently registered under the Securities Act and such other laws or unless an exemption from such registration is available. Such Noteholder acknowledges that, in issuing the Notes, the Borrower is relying on the representations and warranties of such Noteholder in this ARTICLE IV.

     4.5. NO BROKER. No Person has or will have, as a result of the transactions contemplated by this Agreement, any rights, interest or valid claim against or upon the Borrower or any of its Subsidiaries for any commission, fee or other compensation as a finder or broker because of any act or omission by such Noteholder or any agent of such Noteholder.

     4.6. RESTRICTIVE LEGEND. Such Noteholder hereby acknowledges that the Notes (unless no longer required in the opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Borrower, it being agreed that Goodwin Procter LLP shall be satisfactory) shall bear a legend substantially in the following form (in addition to any other legend required by the Subordinated Notes Documents):

            THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.

     The acquisition by such Noteholder of the Notes shall constitute a confirmation by it of the foregoing representations.

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

           ARTICLE V - REPRESENTATIONS AND WARRANTIES OF THE BORROWER

     To induce the Noteholders to enter into this Agreement, the Borrower represents and warrants to the Noteholders that, both before and after giving effect to the Related Transactions:

     5.1. ORGANIZATION. Borrower is a corporation validly existing and in good standing under the laws of the State of Delaware; each other Loan Party is validly existing and in good standing under the laws of the jurisdiction of its organization; and each Loan Party is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

     5.2. AUTHORIZATION; NO CONFLICT. Each of Borrower and each other Loan Party is duly authorized to execute and deliver each Subordinated Notes Document to which it is a party, Borrower is duly authorized to borrow monies hereunder, and each of Borrower and each other Loan Party is duly authorized to perform its Obligations under each Subordinated Notes Document to which it is a party. The execution, delivery and performance by Borrower of this Agreement and by each of Borrower and each other Loan Party of each Subordinated Notes Document to which it is a party, and the borrowings by Borrower hereunder, do not and will not (a) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision of law, (ii) the charter, by-laws or other organizational documents of Borrower or any other Loan Party or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon Borrower or any other Loan Party or any of their respective properties or (c) require, or result in, the creation or imposition of any Lien on any asset of Borrower, any Subsidiary or any other Loan Party.

     5.3. VALIDITY; BINDING NATURE. Each of this Agreement and each other Subordinated Notes Document to which Borrower or any other Loan Party is a party is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

     5.4.   FINANCIAL CONDITION.

                  (a) The audited consolidated financial statements of Borrower and the Subsidiaries as at its Fiscal Years ending December 31, 2002 and December 31, 2003, and the unaudited consolidated financial statements of Borrower and the Subsidiaries as at June 30, 2004, copies of each of which have been delivered pursuant hereto, were prepared in accordance with GAAP (subject, in the case of such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and present fairly the consolidated financial condition of such Persons as at such dates and the results of their operations for the periods then ended.

                (b) The consolidated financial projections (including an operating budget and a cash flow budget) of Borrower for the 3- year period commencing January 1, 2005 delivered to the Noteholders on or prior to the Closing Date (i) were prepared by Borrower in good faith and (ii) were prepared in accordance with assumptions for which Borrower has a reasonable basis, and the accompanying consolidated pro forma balance sheet of Borrower as at the Closing Date, adjusted to give effect to the consummation of the Related Transactions and the financings contemplated hereby as if such transactions had occurred on such date, is consistent in all material respects with such projections.

     5.5. NO MATERIAL ADVERSE CHANGE. Since May 31, 2004, there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of the Loan Parties taken as a whole.

     5.6. LITIGATION. No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to Borrower's knowledge, threatened against any Loan Party which could reasonably be expected to have a Material Adverse Effect, except as set forth in
SCHEDULE 5.6. As of the Closing Date, other than any liability incident to such litigation or proceedings, neither Borrower nor any other Loan Party has any material Contingent Obligations not listed on SCHEDULE 7.1.

     5.7. OWNERSHIP OF PROPERTIES; LIENS. Each of Borrower and each other Loan Party owns good and, in the case of real property, marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like), except as permitted by SECTION 7.2.

     5.8. CAPITALIZATION. All issued and outstanding equity securities of Borrower and the other Loan Parties are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens other than those in favor of Agent, and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities.
SCHEDULE 5.8 sets forth the authorized equity securities of each Loan Party as of the Closing Date. All of the issued and outstanding equity of Clayton Holdings, Inc. is owned as set forth on SCHEDULE 5.8 as of the Closing Date, all of the issued and outstanding equity of Borrower is owned by Clayton Holdings, Inc., and all of the issued and outstanding equity of each Wholly-Owned Subsidiary is, directly or indirectly, owned by Borrower. As of the Closing Date, except as set forth on SCHEDULE 5.8, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any equity interests of Borrower or any other Loan Party.

     5.9. PENSION PLANS. During the twelve-consecutive-month period prior to the Closing Date or the purchase of any Notes hereunder, (i) no steps have been taken to terminate any Pension Plan and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by Borrower or any other Loan Party of any material liability, fine or penalty. All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by any Loan Party or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; neither any Loan Party nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan, and neither any Loan Party nor any member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the IRC, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

     5.10. INVESTMENT COMPANY ACT. Neither Borrower nor any other Loan Party is an "investment company" or a company "controlled" by an "investment company" or a "subsidiary" of an "investment company", within the meaning of the Investment Company Act of 1940.

     5.11. PUBLIC UTILITY HOLDING COMPANY ACT. Neither Borrower nor any other Loan Party is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

     5.12. MARGIN STOCK. Neither Borrower nor any other Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No portion of the Obligations is secured directly or indirectly by Margin Stock.

     5.13. TAXES. Each of Borrower and each other Loan Party has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     5.14. SOLVENCY. On the Closing Date, and immediately prior to and after giving effect to the purchase of each Note hereunder and the use of the proceeds thereof, with respect to each of Borrower and each other Loan Party, individually, (a) the fair value of its assets is greater than the amount of its probable liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated, (b) the present fair saleable value of its assets is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, (c) it is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) it does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature and (e) it is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital.

     5.15. ENVIRONMENTAL MATTERS. The on-going operations of Borrower and each other Loan Party comply in all respects with all Environmental Laws, except such non-compliance which could not (if enforced in accordance with applicable law) reasonably be expected to result in a Material Adverse Effect. Borrower and each other Loan Party have obtained, and maintained in good standing, all licenses, permits, authorizations and registrations required under any Environmental Law and necessary for their respective ordinary course operations, and Borrower and each other Loan Party are in compliance with all material terms and conditions thereof, except where the failure to do so could not reasonably be expected to result in material liability to Borrower or any other Loan Party and could not reasonably be expected to result in a Material Adverse Effect. None of Borrower, any other Loan Party or any of their respective properties or operations is subject to any outstanding written order from or agreement with any Federal, state or local governmental authority, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Substance. There are no Hazardous Substances or other conditions or circumstances existing with respect to any property, or arising from operations prior to the Closing Date, of Borrower or any other Loan Party that would reasonably be expected to result in a Material Adverse Effect. Neither Borrower nor any other Loan Party has any underground storage tanks that are not properly registered or permitted under applicable Environmental Laws or that are leaking or disposing of Hazardous Substances.

     5.16. INSURANCE. Borrower and each other Loan Party and their respective properties are insured with financially sound and reputable insurance companies which are not Affiliates of Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrower or such other Loan Party operates. A true and complete listing of such insurance as of the Closing Date, including issuers, coverages and deductibles, is set forth on
SCHEDULE 5.16.

     5.17. INFORMATION. All information heretofore or contemporaneously herewith furnished in writing by Borrower or any other Loan Party to Noteholders for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of Borrower or any Loan Party to Noteholders pursuant hereto or in connection herewith will be, to its knowledge, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or, to its knowledge, will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by Noteholders that any projections and forecasts provided by Borrower are based on good faith estimates and assumptions believed by Borrower to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

     5.18. INTELLECTUAL PROPERTY. Borrower and each other Loan Party owns and possesses or has a license or other right to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as are necessary for the conduct of the business of Borrower and the other Loan Parties, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect.

     5.19. RESTRICTIVE PROVISIONS. Neither Borrower nor any other Loan Party is a party to any agreement or contract or subject to any restriction contained in its operative documents which could reasonably be expected to have a Material Adverse Effect.

     5.20. LABOR MATTERS. Except as set forth on SCHEDULE 5.20, neither Borrower nor any other Loan Party is subject to any labor or collective bargaining agreement. There are no existing or threatened strikes, lockouts or other labor disputes involving Borrower or any other Loan Party that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of Borrower and the other Loan Parties are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters.

     5.21. NO DEFAULT. No Event of Default or Default exists or would result from the incurrence by any Loan Party of any Debt hereunder or under any other Subordinated Notes Document.

     5.22. RELATED AGREEMENTS. Borrower has furnished Noteholders a true and correct copy of the Related Agreements pursuant hereto. Each of Borrower and, to Borrower's knowledge, each other party to the Related Agreements, has duly taken all necessary organizational action to authorize the execution, delivery and performance of the Related Agreements and the consummation of transactions contemplated thereby. As of the Closing Date, the Related Transactions have been consummated in accordance with the terms of the Related Agreements. To its knowledge, the Related Transactions will comply with all applicable legal requirements, and all necessary governmental, regulatory, creditor, shareholder, partner and other material consents, approvals and exemptions required to be obtained by Borrower and, to Borrower's knowledge, each other party to the Related Agreements in connection with the Related Transactions will be, prior to consummation of the Related Transactions, duly obtained and will be in full force and effect. As of the date of the Related Agreements, all applicable waiting periods with respect to the Related Transactions will have expired without any action being taken by any competent governmental authority which restrains, prevents or imposes material adverse conditions upon the consummation of the Related Transactions. The execution and delivery of the Related Agreements did not, and the consummation of the Related Transactions will not, violate any statute or regulation of the United States (including any securities law) or of any state or other applicable jurisdiction, or any order, judgment or decree of any court or governmental body binding on Borrower or, to Borrower's knowledge, any other party to the Related Agreements, or result in a breach of, or constitute a default under, any material agreement, indenture, instrument or other document, or any judgment, order or decree, to which Borrower is a party or by which Borrower is bound or, to Borrower's knowledge, to which any other party to the Related

Agreements is a party or by which any such party is bound. No statement or representation made in the Related Agreements by Borrower or, to Borrower's knowledge, any other Person, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

               ARTICLE VI - AFFIRMATIVE COVENANTS OF THE BORROWER

     The Borrower covenants and agrees that so long as any of the Notes are outstanding it will:

     6.1.   INFORMATION. Furnish to Noteholders:

            6.1.1. ANNUAL REPORT. Promptly when available and in any event within 90 days after the close of each Fiscal Year: (a) a copy of the annual audit report of Borrower and the Subsidiaries for such Fiscal Year, including therein a consolidated balance sheet and statements of earnings and cash flows of Borrower and the Subsidiaries as at the end of and for such Fiscal Year, certified without qualification by independent auditors of recognized standing selected by Borrower and reasonably acceptable to Noteholders, together with a comparison with the budget for such Fiscal Year and a comparison with the previous Fiscal Year; and (b) a consolidating balance sheet of Borrower and the Subsidiaries as of the end of such Fiscal Year and consolidating statements of earnings and cash flows for Borrower and the Subsidiaries for such Fiscal Year, certified by the chief financial officer of Borrower.

            6.1.2. INTERIM REPORTS. Promptly when available and in any event within 30 days after the end of each month, (i) consolidated and consolidating balance sheets of Borrower and the Subsidiaries as of the end of such month, together with consolidated and consolidating statements of earnings and a consolidated and consolidating statement of cash flows for such month and for the period beginning with the first day of such Fiscal Year and ending on the last day of such month, together with a comparison with the corresponding period of the previous Fiscal Year and a comparison with the budget for such period of the current Fiscal Year, certified by the chief financial officer of Borrower, and (ii) a written statement of Borrower's management setting forth a discussion of Borrower's financial condition, changes in financial condition and results of operations.

            6.1.3. COMPLIANCE CERTIFICATE. Contemporaneously with the furnishing of a copy of each annual audit report pursuant to SECTION 6.1.1 and each set of monthly statements delivered at the end of each Fiscal Quarter pursuant to SECTION 6.1.2 (and as required by SECTIONS 7.4 AND 7.11) a duly completed Compliance Certificate, with appropriate insertions, dated the date of such annual report or such quarterly statements, and signed by the chief financial officer of Borrower, containing a computation of each of the financial ratios and restrictions set forth in SECTION 7.14 and to the effect that such officer has not become aware of any Event of Default or Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it.

            6.1.4. REPORTS TO SEC AND SHAREHOLDERS. Promptly upon the filing or sending thereof, copies of (a) all regular, periodic or special reports of each Loan Party filed with the Securities Exchange Commission, (b) all registration statements of each Loan Party filed with the Securities Exchange Commission (other than on Form S-8) and (c) all proxy statements or other material communications made to security holders generally.

            6.1.5. NOTICE OF DEFAULT; LITIGATION; ERISA MATTERS. Promptly upon becoming aware of any of the following, written notice describing the same and the steps being taken by Borrower or the applicable Loan Party affected thereby with respect thereto:

                  (a)  the occurrence of an Event of Default or a Default;

                  (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by Borrower to Noteholders which has been instituted or, to the knowledge of Borrower, is threatened against Borrower or any other Loan Party or to which any of the properties of any thereof is subject which would reasonably be expected to have a Material Adverse Effect;

                  (c) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan, or the taking of any action with respect to a Pension Plan which could result in the requirement that Borrower or any other Loan Party furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), or any material increase in the contingent liability of Borrower or any other Loan Party with respect to any post-retirement welfare plan benefit, or any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under
Section 412 of the IRC, that any such plan is or may be terminated, or that any such plan is or may become insolvent;

                  (d) any cancellation or material adverse change in any insurance maintained by Borrower or any other Loan Party; or

                  (e) any other event (including (i) any violation of any Environmental Law or the assertion of any Environmental Claim or (ii) the enactment or effectiveness of any law, rule or regulation) which would reasonably be expected to have a Material Adverse Effect.

            6.1.6.  RESERVED.

            6.1.7. MANAGEMENT REPORT. Promptly upon receipt thereof, copies of all detailed financial and management reports submitted to Borrower or any other Loan Party by independent auditors in connection with each annual or interim audit made by such auditors of the books of Borrower or any other Loan Party.

            6.1.8. PROJECTIONS. As soon as practicable, and in any event not later than 30 days after the commencement of each Fiscal Year, financial projections for Borrower and the Subsidiaries for the upcoming three Fiscal Years (including monthly operating and cash flow budgets for the immediately following Fiscal Year) prepared in a manner consistent with the projections delivered by Borrower to Noteholders prior to the Closing Date or otherwise in a manner reasonably satisfactory to them, accompanied by a certificate of a chief financial officer of Borrower on behalf of Borrower to the effect that (a) such projections were prepared by Borrower in good faith, (b) Borrower has a reasonable basis for the assumptions contained in such projections and (c) such projections have been prepared in accordance with such assumptions.

            6.1.9. SENIOR CREDIT AGREEMENT NOTICES. Promptly following receipt, copies of any material notices (including notices of default or acceleration) received from any holder or trustee of, under or with respect to any Senior Debt. The Borrower shall also deliver to each Noteholder a copy of all reports, certificates, documents and other information delivered to the Senior Lender and/or Agent, as applicable, pursuant to the terms of the Senior Credit Agreement contemporaneously with the delivery of such reports, certificates, documents and other information to the Senior Lenders and/or Agent, as applicable.

            6.1.10. OTHER INFORMATION. Promptly from time to time, such other information concerning Borrower and any other Loan Party as any Noteholder may reasonably request.

     6.2. BOOKS; RECORDS; INSPECTIONS. Keep, and cause each other Loan Party to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each other Loan Party to permit, Noteholders or any representatives thereof to inspect the properties and operations of Borrower or such other Loan Party; and permit, and cause each other Loan Party to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), Noteholders or any representatives thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and Borrower hereby authorizes such independent auditors to discuss such financial matters with any Noteholder or any representative thereof), and to examine (and, at the expense of Borrower or the applicable Loan Party, photocopy extracts from) any of its books or other records; and permit, and cause each other Loan Party to permit, Noteholders and their representatives to inspect the Collateral and other tangible assets of Borrower or such Subsidiary, to perform appraisals of the equipment of Borrower or such Subsidiary, and to inspect, audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to any Collateral. All such inspections or audits by Noteholders shall be at Borrower's expense, provided that so long as no Event of Default or Default exists, Borrower shall not be required to (i) reimburse Noteholder for appraisals more frequently than once each Fiscal Year or (ii) permit inspections and appraisals more than two (2) times per year in total.

     6.3.   MAINTENANCE OF PROPERTY; INSURANCE.

                  (a) Keep, and cause each other Loan Party to keep, all property useful and necessary in the business of Borrower or such other Loan Party in good working order and condition, ordinary wear and tear excepted.

                  (b) Maintain, and cause each other Loan Party to maintain, with responsible insurance companies, such insurance coverage as shall be required by all laws, governmental regulations and court decrees and orders applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated; provided that in any event, such insurance shall insure against all risks and liabilities of the type insured against as of the Closing Date and shall have insured amounts no less than, and deductibles no higher than, those amounts provided for as of the Closing Date. Upon request of any Noteholder, Borrower shall furnish to such Noteholder a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by Borrower and each other Loan Party. Borrower shall cause each issuer of an insurance policy to provide Noteholders with an endorsement providing that 30 days' notice will be given to Noteholders prior to any cancellation of, or reduction or change in coverage provided by such policy.

     6.4.   COMPLIANCE WITH LAWS; PAYMENT OF TAXES AND LIABILITIES.

                  (a) Comply, and cause each other Loan Party to comply, in all material respects with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply would not reasonably be expected to have a Material Adverse Effect; and (b) pay, and cause each other Loan Party to pay, prior to delinquency, all taxes and other governmental charges against it or any of its property, as well as claims of any kind which, if unpaid, could become a Lien on any of its property; provided that the foregoing shall not require Borrower or any other Loan Party to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP.

     6.5.   MAINTENANCE OF EXISTENCE. Maintain and preserve, and (subject to
SECTION 7.5) cause each other Loan Party to maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary, other than any such jurisdiction where the failure to be qualified or in good standing would not reasonably be expected to have a Material Adverse Effect.

     6.6. EMPLOYEE BENEFIT PLANS. Maintain, and cause each other Loan Party to maintain, each Pension Plan in substantial compliance with all applicable requirements of law and regulations.

     6.7. ENVIRONMENTAL MATTERS. If any release or disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of Borrower or any other Loan Party, cause, or direct the applicable Loan Party to cause, the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as is necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets, except where failure to cause such containment or removal would not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, Borrower shall, and shall cause each other Loan Party to, comply with each valid Federal or state judicial or administrative order requiring the performance at any real property by Borrower or any other Loan Party of activities in response to the release or threatened release of a Hazardous Substance, unless the failure to comply with such orders would not reasonably be expected to have a Material Adverse Effect.

                ARTICLE VII - NEGATIVE COVENANTS OF THE BORROWER

     The Borrower hereby agrees that, until all Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) of the Borrower and the other Loan Parties hereunder to the Noteholders are indefeasibly paid in full and all Notes have been terminated or cancelled, it will:

     7.1. DEBT. Not, and not permit any other Loan Party to, create, incur, assume or suffer to exist any Debt, except:

                  (a) Obligations under this Agreement and the other Subordinated Notes Documents;

                  (b) Debt secured by Liens permitted by SECTION 7.2(d), and extensions, renewals and refinancings thereof; provided that the aggregate amount of all such Debt at any time outstanding shall not exceed $550,000;

                  (c) Debt of Borrower to any domestic Wholly-Owned Subsidiary or Debt of any domestic Wholly-Owned Subsidiary to Borrower or another domestic Wholly-Owned Subsidiary;

                  (d)  The Contingent Payments;

                  (e) Debt described on SCHEDULE 7.1 as of the Closing Date, and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased;

                  (f)  Debt incurred under the Senior Loan Documents;

                  (g) Contingent Obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions permitted under SECTION 7.5;

                  (h)  The Seller Subordinated Debt;

                  (i) Hedging Obligations incurred to satisfy Borrower's obligations under Section 6.9 of the Senior Credit Agreement; and

                  (j) other Debt, in addition to the Debt listed above, in an aggregate outstanding amount not at any time exceeding $550,000.

     7.2. LIENS. Not, and not permit any other Loan Party to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

                  (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves in accordance with GAAP;

                  (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics, landlords and materialmen and other similar Liens imposed by law and (ii) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being diligently contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves in accordance with GAAP;

                  (c)  Liens described on SCHEDULE 7.2 as of the Closing Date;

                  (d)  subject to the limitation set forth in SECTION 7.1(b),
(i) Liens arising in connection with Capital Leases (and attaching only to the property being leased), (ii) Liens existing on property at the time of the acquisition thereof by Borrower or any Subsidiary (and not created in contemplation of such acquisition) and (iii) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within 60 days of the acquisition thereof and attaches solely to the property so acquired;

                  (e) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $550,000 arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

                  (f) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of Borrower or any Subsidiary;

                  (g)  Liens arising under the Senior Loan Documents; and

                  (h) the replacement, extension or renewal of any Lien permitted by clause (c) above upon or in the same property subject thereto arising out of the extension, renewal or replacement of the Debt secured thereby (without increase in the amount thereof).

     7.3.   RESERVED.

     7.4.   RESTRICTED PAYMENTS. Not, and not permit any other Loan Party to,
(a) make any dividend or other distribution to any of its equity holders, (b) purchase or redeem any of its equity interests or any warrants, options or other rights in respect thereof, (c) pay any management fees or similar fees to any of its equity holders or any Affiliate thereof, (d) make any redemption, prepayment (whether mandatory or optional), defeasance, repurchase or any other payment in respect of any Seller Subordinated Debt other than pursuant to the Seller Subordination Agreement or (e) set aside funds for any of the foregoing. Notwithstanding the foregoing, (i) any Subsidiary may pay dividends or make other distributions to Borrower or to a domestic Wholly-Owned Subsidiary and
(ii) Borrower may make distributions to Clayton Holdings, Inc. to permit Clayton Holdings, Inc. to pay federal and state income taxes then due and owing by Holdings (or its equity holders), so long as the amount of such distributions shall not be greater, nor the receipt by Borrower of tax benefits less, than they would have been had Borrower not filed consolidated income tax returns with such Person.

     7.5.   SUBSIDIARIES; MERGERS; CONSOLIDATIONS; ASSET SALES.

                  (a) Not, and not permit any other Loan Party to, be a party to any merger or consolidation, except for (i) any such merger or consolidation of any Subsidiary into Borrower or any domestic Wholly-Owned Subsidiary and (ii) Acquisitions permitted under SECTION 7.11.

                  (b) Not, and not permit any other Loan Party to, sell, transfer, dispose of, convey or lease any of its assets or equity interests, or sell or assign with or without recourse any receivables, except for (i) sales and dispositions of assets (excluding any equity interests of Borrower or any Subsidiary) for at least fair market value (as determined by the Board of Directors of Borrower) so long as the net book value of all assets sold or otherwise disposed of in any Fiscal Year does not exceed $550,000 and (ii) sales of inventory in the ordinary course of business.

                  (c) Not, and not permit any other Loan Party to, form or acquire any Subsidiary except in connection with, and subject to the satisfaction of the conditions relating to, an Acquisition as set forth in
SECTION 7.11.

     7.6. MODIFICATION OF ORGANIZATIONAL DOCUMENTS. Not permit the charter, by-laws or other organizational documents of Borrower or any other Loan Party to be amended or modified in any way which could reasonably be expected to materially adversely affect the interests of Noteholders.

     7.7. USE OF PROCEEDS. Use the proceeds of the Notes, solely to finance the Related Transactions, for working capital, for Acquisitions permitted by
SECTION 7.11, for Capital Expenditures and for other general business purposes; and not use or permit any proceeds of any Note to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock.

     7.8. TRANSACTIONS WITH AFFILIATES. Except as set forth on SCHEDULE 7.8, not, and not permit any other Loan Party to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates, which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates.

     7.9. INCONSISTENT AGREEMENTS. Not, and not permit any other Loan Party to, enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by Borrower hereunder or by the performance by Borrower or any other Loan Party of any of its Obligations hereunder or under any other Subordinated Notes Document, (b) prohibit Borrower or any other Loan Party from granting to Noteholders a Lien on any of its assets, or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any other Loan Party to (i) pay dividends or make other distributions to Borrower or any other Subsidiary, or pay any Debt owed to Borrower or any other Subsidiary, (ii) make loans or advances to Borrower or any other Loan Party, or (iii) transfer any of its assets or properties to Borrower or any other Loan Party.

     7.10. BUSINESS ACTIVITIES. Not, and not permit any other Loan Party to, engage in any line of business other than the businesses engaged in on the Closing Date and businesses reasonably related thereto. Not, and not permit any other Loan Party to, issue any equity interest other than (a) any issuance of shares of the common equity securities of Clayton Holdings, Inc. pursuant to any employee or director option or stock purchase program, benefit plan or compensation program, or (b) any issuance by a Subsidiary to Borrower or another Subsidiary in accordance with SECTION 7.4.

     7.11. INVESTMENTS. Not, and not permit any other Loan Party to, make or permit to exist any Investment in any other Person, except the following:

                  (a)  Investments constituting Debt permitted by
SECTION 7.1(c);

                  (b)  Contingent Obligations constituting Debt permitted by
SECTION 7.1 or Liens permitted by SECTION 7.2;

                  (c)  Cash Equivalent Investments;

                  (d)  bank deposits in the ordinary course of business;

                  (e) Investments in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Account Debtors;

                  (f)  Investments listed on SCHEDULE 7.11 as of the Closing
Date;

                  (g) any purchase or other acquisition by Borrower or any domestic Wholly-Owned Subsidiary of the assets or equity interests of any Subsidiary; and

                  (h) any purchase or Acquisition by Borrower or any domestic Wholly-Owned Subsidiary of the assets or equity interests of a Target to the extent the Permitted Acquisitions Conditions Precedent attached hereto as Exhibit C are satisfied in a manner satisfactory to Noteholders.

     7.12. RESTRICTION OF AMENDMENTS TO CERTAIN DOCUMENTS. Not amend or otherwise modify, or waive any rights under (a) any Related Agreement (other than the Senior Loan Documents, except as restricted pursuant to the Mezzanine Subordination Agreement), other than immaterial amendments, modifications and waivers not adverse to the interests of Noteholders or (b) any provisions of any Subordinated Debt (except that the terms of the obligations of the Loan Parties under the Subordinated Notes Documents may be amended to the extent permitted under the Mezzanine Subordination Agreement).

     7.13.  FISCAL YEAR. Not change its Fiscal Year.

     7.14.  FINANCIAL COVENANTS.

            7.14.1. FIXED CHARGE COVERAGE RATIO.

            Not permit the Fixed Charge Coverage Ratio for any Computation Period to be less than the applicable ratio set forth below for such Computation
Period:

                   Computation                                  Fixed Charge
                  Period Ending                                Coverage Ratio
                  -------------                                --------------
                     9/30/04                                    0.85 to 1.00
                     12/31/04                                   0.90 to 1.00
                     3/31/05                                    0.95 to 1.00

                     6/30/05                                    1.00 to 1.00
                     9/30/05                                    1.00 to 1.00
                     12/31/05                                   1.00 to 1.00
                     3/31/06                                    1.10 to 1.00
                     6/30/06                                    1.10 to 1.00
                     9/30/06                                    1.10 to 1.00
                     12/31/06                                   1.10 to 1.00
                     3/31/07                                    1.10 to 1.00
                     6/30/07                                    1.10 to 1.00
                     9/30/07                                    1.10 to 1.00
                     12/31/07                                   1.10 to 1.00
                     3/30/08                                    1.10 to 1.00
                     6/29/08                                    1.10 to 1.00
                     9/29/08                                    1.10 to 1.00
                     12/30/08                                   1.10 to 1.00
                     3/30/09                                    1.10 to 1.00
                     6/29/09                                    1.10 to 1.00
                     9/29/09                                    1.10 to 1.00
                     12/30/09                                   1.10 to 1.00

            7.14.2. RESERVED.

            7.14.3. SENIOR DEBT TO EBITDA RATIO.

            Not permit the Senior Debt to EBITDA Ratio as of the last day of any Computation Period to exceed the applicable ratio set forth below for such Computation Period:

                   Computation                              Senior Debt to
                  Period Ending                              EBITDA Ratio
                  -------------                              ------------
                     9/30/04                                 3.40 to 1.00
                     12/31/04                                3.00 to 1.00
                     3/31/05                                 2.80 to 1.00
                     6/30/05                                 2.65 to 1.00
                     9/30/05                                 2.50 to 1.00

                     12/31/05                                2.30 to 1.00
                     3/31/06                                 2.25 to 1.00
                     6/30/06                                 2.10 to 1.00
                     9/30/06                                 2.00 to 1.00
                     12/31/06                                2.00 to 1.00
                     3/31/07                                 2.00 to 1.00
                     6/30/07                                 2.00 to 1.00
                     9/30/07                                 2.00 to 1.00
                     12/31/07                                2.00 to 1.00
                     3/30/08                                 2.00 to 1.00
                     6/29/08                                 2.00 to 1.00
                     9/29/08                                 2.00 to 1.00
                     12/30/08                                2.00 to 1.00
                     3/30/09                                 2.00 to 1.00
                     6/29/09                                 2.00 to 1.00
                     9/29/09                                 2.00 to 1.00
                     12/30/09                                2.00 to 1.00

            7.14.4. TOTAL DEBT TO EBITDA RATIO.

            Not permit the Total Debt to EBITDA Ratio as of the last day of any Computation Period to exceed the applicable ratio set forth below for such Computation Period:

                   Computation                              Total Debt to
                  Period Ending                              EBITDA Ratio
                  -------------                              ------------
                     9/30/04                                 4.50 to 1.00
                     12/31/04                                3.95 to 1.00
                     3/31/05                                 3.75 to 1.00
                     6/30/05                                 3.50 to 1.00
                     9/30/05                                 3.35 to 1.00
                     12/31/05                                3.25 to 1.00
                     3/31/06                                 3.25 to 1.00
                     6/30/06                                 3.00 to 1.00
                     9/30/06                                 3.00 to 1.00

                     12/31/06                                2.75 to 1.00
                     3/31/07                                 2.75 to 1.00
                     6/30/07                                 2.75 to 1.00
                     9/30/07                                 2.75 to 1.00
                     12/31/07                                2.75 to 1.00
                     3/30/08                                 2.75 to 1.00
                     6/29/08                                 2.75 to 1.00
                     9/29/08                                 2.75 to 1.00
                     12/30/08                                2.75 to 1.00
                     3/30/09                                 2.75 to 1.00
                     6/29/09                                 2.75 to 1.00
                     9/29/09                                 2.75 to 1.00
                     12/30/09                                2.75 to 1.00

            7.14.5. RESERVED.

            7.14.6. CAPITAL EXPENDITURES.

            Not permit the aggregate amount of all Capital Expenditures made by Borrower and the Subsidiaries in any Fiscal Year to exceed the applicable amount set forth below for such Fiscal Year:

                                                                Capital
                  Fiscal Year Ending                         Expenditures
                  ------------------                         ------------
                       12/31/04                              $  5,000,000
                       12/31/05                              $  5,000,000
                       12/31/06                              $  5,500,000
                       12/31/07                              $  6,000,000
                       12/30/08                              $  6,500,000
                       12/30/09                              $  7,000,000

If Borrower does not utilize the entire amount of Capital Expenditures permitted in any Fiscal Year, so long as no Default or Event of Default exists or would be caused thereby, Borrower may carry forward to the immediately succeeding Fiscal Year only, 50% of such unutilized amount (with Capital Expenditures made by Borrower in such succeeding Fiscal Year applied last to such unutilized amount).

                   ARTICLE VIII - EVENTS OF DEFAULT; REMEDIES

     8.1. EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

            8.1.1. NON-PAYMENT OF CREDIT. Default in the payment when due of the principal of any Note; or default, and continuance thereof for three days, in the payment when due of any interest, fee, reimbursement obligation with respect to any Note or other amount payable by any Loan Party hereunder or under any other Subordinated Notes Document.

            8.1.2. DEFAULT UNDER OTHER DEBT. Any default shall occur under the terms applicable to any Debt of any Loan Party in an aggregate amount (for all such Debt so affected and including undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) exceeding $500,000 and such default shall accelerate the maturity of such Debt prior to its expressed maturity.

            8.1.3. BANKRUPTCY; INSOLVENCY. Any Loan Party becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or any Loan Party applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for such Loan Party or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for any Loan Party or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of any Loan Party, and if such case or proceeding is not commenced by such Loan Party, it is consented to or acquiesced in by such Loan Party, or remains for 60 days undismissed; or any Loan Party takes any action to authorize, or in furtherance of, any of the foregoing.

            8.1.4. NON-COMPLIANCE WITH SUBORDINATED NOTES DOCUMENTS. (a) Failure by Borrower to comply with or to perform any covenant set forth in SECTIONS 6.1.1, 6.1.2, 6.1.3, 6.1.4, 6.1.5(a), 6.1.8, 6.3(b), 6.5, 6.7, and 7;
or (b) failure by any Loan Party to comply with or to perform any other provision of this Agreement or any other Subordinated Notes Document applicable to it (and not constituting an Event of Default under any other provision of this SECTION 8) and continuance of such failure described in this clause (b) for 30 days.

            8.1.5. REPRESENTATIONS; WARRANTIES. Any representation or warranty made by any Loan Party herein or any other Subordinated Notes Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by any Loan Party to Noteholders in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

            8.1.6. PENSION PLANS. (a) Institution of any steps by any Person to terminate a Pension Plan if as a result of such termination any Loan Party or any member of the Controlled Group could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $100,000; (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; or (c) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that Borrower or any other Loan Party or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds $550,000.

            8.1.7. JUDGMENTS. Final judgments which exceed an aggregate of $550,000 shall be rendered against any Loan Party and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 60 days after entry or filing of such judgments.

            8.1.8. CHANGE OF CONTROL. (a) Sponsor and its Affiliates shall collectively cease to, directly or indirectly, own and control at least (x) 51% of the outstanding equity interests of Clayton Holdings, Inc. or (y) possess the right to elect (through contract, ownership of voting securities or otherwise) a majority of the board of directors (or similar governing body) of Clayton Holdings, Inc. and to direct the management policies and decisions of Clayton Holdings, Inc., (b) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 as in effect on the Closing
Date) other than Sponsor or any of its Affiliates shall have acquired a greater beneficial ownership in the voting equity interests of Clayton Holdings, Inc. than that held collectively by Sponsor and its Affiliates, (c) a majority of the board of directors of Clayton Holdings, Inc. (or similar governing body) shall cease to consist of the directors (or similar parties) of Clayton Holdings, Inc. on the Closing Date (after giving effect to the Related Transactions) and other directors (or similar parties) whose nomination for election to the board of directors (or similar governing body) of Clayton Holdings, Inc. is recommended by at least a majority of the foregoing described directors (or similar parties), (d) Clayton Holdings, Inc. shall cease to directly own and control 100% of each class of the outstanding equity interests of Borrower, (e) Borrower shall cease to, directly or indirectly, own and control 100% of each class of the outstanding equity interests of each Subsidiary, or (f) a Mandatory Repurchase Event shall occur.

     8.2. REMEDIES. If any Event of Default described in SECTION 8.1.3 shall occur, the Notes and all other Obligations shall become immediately due and payable, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, Noteholders (upon the written request Noteholders holding greater than fifty percent (50%), voting together as a single class, in principal amount of the Notes) shall declare all or any part of the Notes and other Obligations to be due and payable, whereupon the Notes and other Obligations shall become immediately due and payable (in whole or in part, as applicable), all without presentment, demand, protest or notice of any kind. Noteholders shall promptly advise Borrower of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in SECTION 8.1.1 may only be waived by the written concurrence of each Noteholder, and the effect as an Event of Default of any other event described in this SECTION 8 may be waived by the written concurrence of Noteholders holding greater than fifty percent (50%), voting together as a single class, in principal amount of the Notes.

     8.3. NATURE OF REMEDIES. All rights and remedies granted to the Noteholders hereunder and under the Related Agreements, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and the Noteholders may proceed with any number of remedies at the same time until all Obligations are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and the Noteholders, upon or at any time after the occurrence of an Event of Default, may proceed against the Borrower at any time, under any agreement, with any available remedy and in any order.

     8.4. SET-OFF. If any bank account or other Property held by or with the Noteholders, or any Affiliate of the Noteholders, or any participant is attached or otherwise liened or levied upon by any third party, the Noteholders (and such participant) shall have and be deemed to have, without notice to the Borrower, the immediate right of set-off and may apply the funds or other amounts or property thus set off against any of the Obligations hereunder then due and payable.

     8.5. DISTRIBUTION OF PROCEEDS. In the event that following the occurrence or during the continuance of any Event of Default, any Noteholder receives any monies with respect to the amounts due hereunder, such monies shall be distributed for application as follows:

            8.5.1. First, to the payment of, or (as the case may be) the reimbursement of the Noteholders for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Noteholders in connection with the collection of such monies by the Noteholders, for the exercise, protection or enforcement by the Noteholders of all or any of the rights, remedies, powers and privileges of the Noteholders under this Agreement or any of the other Subordinated Notes Documents pro rata based on the relative amount so incurred or sustained;

            8.5.2. Second, to all other Obligations in such order or preference as the Noteholders may determine; provided, however, that distributions shall be made among the Noteholders pro rata; and

            8.5.3. Third, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.


                           ARTICLE IX - MISCELLANEOUS

     9.1. NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of any Noteholder, in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     9.2. AMENDMENTS, WAIVERS AND CONSENTS. Any provision in this Agreement or the Notes or the other Subordinated Notes Documents to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein set forth may be omitted or waived, if the Borrower shall, as long as any Notes are outstanding, obtain consent thereto in writing from the holder or holders of at least greater than fifty percent (50%), voting together as a single class, in principal amount of all Notes then outstanding, and shall, in any case, deliver copies of such consent in writing to all other holders of Notes; provided that no such consent shall be effective to reduce or to postpone the date fixed for the payment of the principal (including any required redemption) or interest payable on any Note without the consent of the holder thereof, or to alter or amend any provisions relating to prepayments, mandatory purchase or the terms of subordination, or to alter or amend the consent mechanism provided for under this SECTION 9.2.

     9.3. ADDRESSES FOR NOTICES, ETC. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, postage prepaid), sent by express overnight courier service or electronic facsimile transmission with a copy by mail, or delivered to the applicable party at the addresses indicated below:

            If to the Borrower:

            Clayton GRP, Inc.
            2 Corporation Drive
            Shelton, CT 06484
            Attention: Stephen M. Lamando

            If to the Noteholders:

            TA Associates, Inc.
            125 High Street Tower
            Suite 2500
            Boston, MA
            Attention: Roger B. Kafker and Todd R. Crockett

            Lamando Charitable Remainder UniTrust Under Agreement Dated May 15, 2004
            8 Bermuda Road
            Westport, CT 06880

            Madison Capital Funding LLC
            30 South Wacker
            Suite 3700
            Chicago, IL 60606
            Attention: Clayton Account Manager

            Libman Family Holdings LLC
            1065 Weed Street
            New Canaan, CT 06840

            If to any other holder of the Notes:

            at such holder's address for notice as set forth in the transfer records of the Borrower or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall, when mailed or sent, respectively, be effective (i) three
(3) days after being deposited in the mails or (ii) one Business Day after being deposited with the express overnight courier service or sent by electronic facsimile transmission (with receipt confirmed), respectively, addressed as aforesaid.

     9.4. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all reasonable costs and expenses of the Noteholders in connection with the preparation, execution and delivery of this Agreement, the Notes, the other Subordinated Notes Documents and other instruments and documents to be delivered hereunder, and in connection with the consummation of the transactions contemplated hereby and thereby, as well as all reasonable costs and expenses of the Noteholders in connection with the amendment, waiver (whether or not such amendment or waiver becomes effective) or enforcement of this Agreement, the Notes, the other Subordinated Notes Documents, and other instruments and documents to be delivered hereunder and thereunder, including without limitation the expenses of the Noteholders under SUB-SECTION 6.3 hereof at any time after a Default has occurred and is continuing.

     9.5. ASSIGNABILITY; BINDING AGREEMENT. This Agreement may not be assigned by any party hereto without the prior written consent of each other party hereto; provided, however, that any Noteholder may assign this Agreement freely without consent to any transferee permitted under SECTION 2.9 and, provided further, that, (i) Lamando Charitable Remainder UniTrust Under Agreement Dated May 15, 2004 shall not be permitted to acquire greater than fifty percent (50%) of the principal amount of the Notes outstanding at any time without the consent of the Agent and (ii) no Noteholder shall assign its interest to Stephen M. Lamando without the consent of the Agent. Any assignment of this Agreement shall only become effective upon the assignee's agreement to be subject to the terms and conditions of the Mezzanine Subordination Agreement. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns, and no others. Notwithstanding the foregoing, nothing in this Agreement is intended to give any Person not named herein the benefit of any legal or equitable right, remedy or claim under this Agreement.

     9.6. PAYMENTS IN RESPECT OF NOTES. Each Noteholder and any successor holder of the Notes, by their acceptance thereof, agree that, with respect to all sums received by them applicable to the payment of principal of or interest on the Notes, equitable adjustment will be made among them so that, in effect, all such sums shall be shared ratably by all of the holders of the Notes, whether received by voluntary payment, by the exercise of the right of set off, by counterclaim or cross-action or by the enforcement of any or all of the Notes. If any holder of the Notes receives any payment on its Notes in excess of its pro rata portion, then such holder receiving such excess payment shall purchase for cash from the other holders an interest in their Notes in such amounts as shall result in a ratable participation by all of the holders in the aggregate unpaid amount of Notes then outstanding. The Borrower shall not have any obligation to any Person under this SECTION 9.6.

     9.7. INDEMNIFICATION. In addition to the payment of expenses otherwise pursuant to this Agreement, whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to indemnify, pay and hold each Noteholder and the partners, members, officers, directors, employees and agents of each Noteholder (collectively, the "INDEMNITEES") harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceedings, whether or not such Indemnitees shall be designated a party thereto), which may be imposed on, incurred by, or asserted against such Indemnitee, in any manner relating to or arising out of (i) this Agreement, the Notes, and the other Subordinated Notes Documents and all other matters related thereto in connection therewith, (ii) the Noteholders' agreement to purchase the Notes, or the use or intended use of the proceeds of the Notes hereunder, (iii) the violation of any securities law by the Borrower or any of its Subsidiaries, or (iv) the failure of any of the parties (other than the Noteholders) to the Subordinated Notes Documents to comply with any law, rule or regulation applicable to the transactions contemplated thereby (the "INDEMNIFIED LIABILITIES"); provided that the Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities which are determined by a final court decision to have resulted from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

     9.8. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made to the Noteholders in this Agreement, the Notes, the Subordinated Notes Documents or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof and thereof, regardless of any investigation made by the Noteholders or on behalf of the Noteholders.

     9.9. PRIOR AGREEMENTS. This Agreement and the Subordinated Notes Documents constitute the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof or thereof.

     9.10. SEVERABILITY. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     9.11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applied to contracts to be performed wholly within the Commonwealth of Massachusetts. Any judicial proceeding brought by or against the Borrower with respect to any of the Obligations, this Agreement, the other Subordinated Note Documents or any related agreement may be brought in any court of competent jurisdiction in the Commonwealth of Massachusetts, United States of America, and, by execution and delivery of this Agreement, the Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to the Borrower at its address set forth in SECTION 9.3 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of any Noteholder to bring proceedings against the Borrower in the courts of any other jurisdiction. The Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Borrower waives the right to remove any judicial proceeding brought against the Borrower in any state court to any federal court. Any judicial proceeding by the Borrower against any Noteholder involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the Suffolk County, Commonwealth of Massachusetts.

     9.12. JURY WAIVER. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT

EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     9.13. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

     9.14. FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of the Noteholders, the Borrower and its Subsidiaries shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of the Subordinated Notes Documents.

     9.15. SPECIFIC PERFORMANCE. Upon breach or default by the Borrower with respect to any obligation hereunder or under the Notes, each Noteholder shall be entitled to protect and enforce its rights at law, or in equity or by other appropriate proceedings for specific performance of such obligation, or for an injunction against such breach or default, or in aid of the exercise of any power or remedy granted hereby or thereby or by law.

     9.16. ACTIONS BY NOTEHOLDERS. Except as provided in SECTION 9.2, wherever in this Agreement action is required or permitted to be taken by, or consent is required of, or a matter requires the satisfaction of, the Noteholders, such action may be taken by, and/or such consent may be obtained from, and/or such satisfaction may be expressed by, the holders of greater than fifty percent (50%), voting together as a single class, of the principal amount of all Notes then outstanding.

     9.17. LIMITATION OF LIABILITY. No Noteholder shall have any liability to the Borrower or the Borrower's Subsidiaries (whether sounding in tort, contract, or otherwise) for consequential damages suffered by the Borrower and its Subsidiaries in connection with, arising out of, or in any way related to the transactions or relationships contemplated by the Subordinated Notes Documents, or any act, omission or event occurring in connection therewith, or for any special exemplary or punitive damages, and the Borrower and its Subsidiaries hereby waive, to the maximum extent not prohibited by law, any right they may have to claim or recover any of the foregoing.

     9.18. CONFIDENTIALITY AGREEMENT. Each Noteholder shall hold all financial information of the Borrower and their Subsidiaries and other non-public information obtained from the Borrower pursuant to the requirements of this Agreement in accordance with such Noteholder's customary procedures for handling confidential information of this nature; provided, however, any Noteholder may disclose such confidential information (a) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (b) or to any prospective transferees and assignees, (c) in connection with any proceeding or action to enforce such Noteholder's rights hereunder or in connection herewith or with the Related Transactions, and (d) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process; provided, further that in no event shall any Noteholder be obligated to return any materials furnished by the Borrower or any Subsidiary. For the purposes of this SECTION 9.18, the term "GOVERNMENTAL AUTHORITY" shall mean the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                       ARTICLE X - GUARANTEE OF THE NOTES

     Each Guarantor unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Guarantor, the due and punctual payment of the principal of, and interest on, each of the Notes when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise and the due and punctual payment and performance of all other Obligations of the Borrower with respect to the Notes (the "GUARANTEED OBLIGATIONS"). Each Guarantor further agrees that the Guaranteed Obligations may be extended and renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligations.

     Each Guarantor waives presentment to, demand of payment from and protest to the Borrower of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. The obligations of a Guarantor hereunder shall not be affected by (a) the failure of any Noteholder to assert any claim or demand or to enforce any right or remedy against the Borrower, as the case may be, or any other Guarantor under the provisions of this Agreement, the Notes or any of the other Subordinated Notes Documents or otherwise; (b) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, the Notes, any guarantee or any other agreement; (c) the failure of any Noteholder to exercise any right or remedy against any other Guarantor of any obligations hereunder; or (d) the failure of any Noteholder to take, register, perfect or preserve any security for any of the obligations hereunder.

     The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.

Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of any Noteholder to assert any claim or demand or to enforce any remedy under this Agreement, the Notes, or under any other guarantee or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of any Guaranteed Obligations, or by any other act or omission which may or might otherwise in any manner or to any extent vary the risk or reduce or extinguish the liability of such Guarantor or otherwise operate as a discharge of such Guarantor as a matter of law or equity.

     Each Guarantor further agrees that its guarantee shall be a continuing guarantee and shall stand as a guarantee of full and final payment and performance of all Guaranteed Obligations hereunder from time to time and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal or interest on any obligation hereunder is rescinded or must otherwise be returned by the Noteholders upon the bankruptcy or reorganization of the Borrower or otherwise.

     Each Guarantor hereby waives and releases in favor of the Noteholders all rights of subrogation against or in respect of the Borrower and its property and all rights of indemnification, contribution and reimbursement from the Borrower and its property, in each case in connection with this guarantee and any payments made hereunder, and regardless of whether such rights arise by operation of law, pursuant to contract or otherwise until such time as the obligations hereunder have been fully and finally performed and paid.

     If, in any action to enforce this guaranty or any proceeding to allow or adjudicate a claim under this guaranty, a court of competent jurisdiction determined that enforcement of this guaranty against any Guarantor for the full amount of the obligations hereunder is not lawful under, or would be subject to avoidance under, Section 548 of the United States Bankruptcy Code or any applicable provision of comparable state law, the liability of such Guarantor under this guaranty shall be limited to the maximum amount lawful and not subject to avoidance under such law.

         [THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY]

     IN WITNESS WHEREOF, the parties hereto have executed this Note Purchase Agreement as of the date first above written.

BORROWER:              CLAYTON GRP, INC.


                       By: /s/ Stephen M. Lamando
                           -----------------------------------------------------
                           Name: Stephen M. Lamando
                           Its:


NOTEHOLDER:            TA INVESTORS II, L.P.
                       By:  TA Associates, Inc., its General Partner


                       By:/s/ Roger B. Kafker
                          ------------------------------------------------------
                           Name: Roger Kafker
                           Its: Managing Director


NOTEHOLDER:            TA SUBORDINATED DEBT FUND, L.P.
                       By:  TA Associates SDF LLC, its General Partner
                            By: TA Associates, Inc., its Manager


                       By:/s/ Roger B. Kafker
                          ------------------------------------------------------
                           Name: Roger Kafker
                           Its: Managing Director


                                            SUBORDINATED NOTE PURCHASE AGREEMENT

NOTEHOLDER:            LAMANDO CHARITABLE REMAINDER
                       UNITRUST UNDER AGREEMENT DATED
                       MAY 15, 2004


                       By:/s/ Stephen M. Lamando
                          ------------------------------------------------------
                           Name: Stephen M. Lamando
                           Title:


NOTEHOLDER:            MADISON CAPITAL FUNDING LLC


                       By:/s/ K. Thomas Klimmick
                          ------------------------------------------------------
                           Name: K. Thomas Klimmick
                           Its:  Managing Director


NOTEHOLDER:            LIBMAN FAMILY HOLDINGS LLC


                       By:/s/ Brian Libman
                          ------------------------------------------------------
                        Name: Brian Libman
                        Its:  Member


GUARANTOR:             CLAYTON HOLDINGS, INC.


                       By:/s/ Brian Newman
                          ------------------------------------------------------
                           Name: Brian Newman
                           Its:


GUARANTOR:             CLAYTON TECHNOLOGIES, INC.


                       By:/s/ Stephen M. Lamando
                          ------------------------------------------------------
                           Name: Stephen M. Lamando
                           Title:


                                            SUBORDINATED NOTE PURCHASE AGREEMENT

GUARANTOR:             FMSI ACQUISITION CO., INC.


                       By:/s/ Stephen M. Lamando
                          ------------------------------------------------------
                          Name: Stephen M. Lamando
                          Title:


                                            SUBORDINATED NOTE PURCHASE AGREEMENT